Exhibit 10.15c

ADDENDUM THREE

TO EQUIPMENT LEASE AGREEMENT

This ADDENDUM THREE TO EQUIPMENT LEASE AGREEMENT (this “Addendum”) is dated effective as of September 3, 2016, between Mercy Hospital Oklahoma City, Inc., an Oklahoma not for profit corporation, formerly known as Mercy Health Center, Inc. (“Hospital”), and GK Financing, LLC, a California limited liability company (“GKF”).

Recitals:

WHEREAS, GKF and Hospital are parties to a certain Equipment Lease Agreement dated May 28, 2004, as amended by certain Addendum One dated December 23, 2011 and Addendum Two dated July 31, 2015 (as amended, the “Lease”), and desire to extend the term of the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements set forth herein, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement:

1.           Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.           Extension of Term.

a.	It is acknowledged that pursuant to Addendum Two, the Lease is currently set to expire on September 2, 2016.

b.	The Term of the Agreement is hereby extended to April 30, 2017, and cannot be further extended without the written approval of both parties.

3.           Full Force and Effect. Except as amended by this Addendum, all of the terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the date first written above.

GKF:		Hospital:

GK Financing, LLC		Mercy Hospital Oklahoma City, Inc., an Oklahoma not for profit corporation (formerly known as Mercy Health Center, Inc.)

By:	/s/ Ernest A. Bates	By:	/s/ Jim R. Gebhart
	Ernest A. Bates, M.D.	Name:	Jim R. Gebhart
	Policy Committee Member	Title:	President